SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

THE MONY GROUP INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

The MONY Group Inc. issued the following press release on February 11, 2004.

FOR IMMEDIATE RELEASE

MONY GROUP BELIEVES ISS REACHED WRONG CONCLUSION

MONY Urges Stockholders to Vote the WHITE Proxy Card in Favor of Proposed Merger with AXA Financial

NEW YORK, Feb. 11, 2004—The MONY Group Inc. (NYSE: MNY) today announced that it believes Institutional Shareholder Services (ISS) reached the wrong conclusion in its recommendation regarding MONY’s proposed merger with AXA Financial, to be voted on at the special meeting of stockholders on February 24.

MONY also noted that ISS provides a voting advisory service best known for its opinions in connection with, among other things, shareholder resolutions relating to corporate governance matters. Institutional clients of ISS are free to reject or accept ISS’ voting recommendations and, for good reason, usually make their own decisions in connection with financial proposals, such as the AXA Financial merger proposal. MONY therefore believes that ISS’ position will sway few votes, particularly given the financial ramifications of rejecting the AXA Financial merger proposal and the fact that a majority of MONY’s outstanding shares are held by retail shareholders, many of whom are also MONY policyholders and arbitrageurs.

Michael I. Roth, Chairman and CEO, The MONY Group said, “We disagree with ISS’ recommendation and believe that AXA Financial’s $31.00 cash offer represents the best alternative for MONY stockholders. The fact that no other party has come forward since the September announcement of the proposed merger with an offer greater than $31.00 reinforces our view. Notwithstanding ISS’ flawed evaluation, we note that stockholders who have publicly opposed the AXA Financial merger proposal have failed to present any concrete plan to create additional value for MONY stockholders or any credible alternative transaction to the merger with AXA.”

While The MONY Group disagrees with ISS’ conclusion, even ISS noted in its report that Wall Street analysts have warned that the market price of MONY may decline if the merger is not approved. In fact, analysts who closely follow MONY agree that AXA Financial’s $31.00 per share cash offer provides full and fair value to MONY stockholders:

“We continue to believe that AXA’s bid to acquire MNY is fairly valued at this time.”

(Jonathan Joseph, Felicia Lazor, Fox-Pitt, Kelton 11/6/03)

“The emotions are really high here and it looks like (the dissenting shareholders) aren’t looking at the financials of the deal with objectivity.”

(Shaheen Pasha, Dow Jones News Service, 2/4/04

quoting Vanessa Wilson, Deutsche Bank equity research analyst)

The MONY Board of Directors and management urge MONY stockholders to vote FOR the proposed merger with AXA Financial on MONY’s WHITE proxy card. MONY Group stockholders who have questions or need assistance voting their shares may call D. F. King & Co., Inc., which is assisting MONY, toll-free at 1-800-488-8075.

About The MONY Group

The MONY Group Inc. (NYSE: MNY), with over $55 billion in assets under management and administration, is a financial services firm that manages a portfolio of member companies. These companies include MONY Life Insurance Company, The Advest Group, Inc., Enterprise Capital Management Inc., Matrix Capital Markets Group, Inc., Lebenthal, a division of Advest, Inc., and U.S. Financial Life Insurance Company. These companies manufacture and distribute protection, asset accumulation and retail brokerage products and services to individuals, corporations and institutions through advisory and wholesale distribution channels. Additional Company information is available at www.mony.com.

Important Legal Information

MONY has filed a definitive proxy statement and MONY intends to file other documents regarding the proposed acquisition of MONY by AXA Financial with the Securities and Exchange Commission (the “SEC”). Before making any voting or investment decisions, investors and security holders of MONY are urged to read the proxy statement regarding the acquisition, carefully in its entirety, because it contains important information about the proposed transaction. A definitive proxy statement has been sent to the stockholders of MONY seeking their approval of the transaction. Investors and security holders may obtain free copies of the definitive proxy statement, and other documents filed with, or furnished to, the SEC by AXA Financial and MONY at the SEC’s website at www.sec.gov. The definitive proxy statement and other documents may also be obtained for free from MONY and AXA Financial by writing to Shareholder Services, MONY, 1740 Broadway, New York, NY 10019; Attn. John MacLane (jmaclane@mony.com), or to AXA Financial, 1290 Avenue of the Americas, New York, NY 10104, Attn. Robert Walsh (Robert.Walsh@axa-financial.com).

Forward-looking Statements

The foregoing contains forward-looking statements concerning MONY’s operations, economic performance, prospects and financial condition. Forward-looking statements include statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions and include all statements concerning MONY’s operations, economic performance, prospects and financial condition for 2004 and following years. MONY claims the protection afforded by the safe harbor for forward-looking statements as set forth in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to many risks and uncertainties. Actual results could differ materially from those anticipated by forward-looking statements due to a number of important factors including the following: satisfaction of the closing conditions set forth in the merger agreement among MONY, AXA Financial, Inc., and AIMA Acquisition Co., including approval of MONY’s stockholders and regulatory approvals; a significant delay in the expected completion of the contemplated merger; MONY could experience losses, including venture capital losses; MONY could be subjected to further downgrades by rating agencies of our senior debt ratings and the claims-paying and financial-strength ratings of our insurance subsidiaries; MONY could be required to take a goodwill impairment charge relating to its investment in Advest if the market deteriorates; MONY could have to accelerate amortization of deferred policy acquisition costs if market conditions deteriorate; MONY could be required to recognize in its earnings “other than temporary impairment” charges on its investments in fixed maturity and equity securities held by it; MONY could have to write off investments in certain securities if the issuers’ financial condition deteriorates; recent improvements in the equities markets may not be sustained into the future; actual death-claim experience could differ from MONY’s mortality assumptions; MONY could have liability from as-yet-unknown litigation and claims; larger settlements or judgments than we anticipate could result in pending cases due to unforeseen developments; and changes in laws, including tax laws, could affect the demand for MONY’s products. MONY does not undertake to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

CONTACTS:

Media: Mary Taylor, 212-708-2250

Investors: Jay Davis, 212-708-2917